Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of PowerSecure International, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Christopher T. Hutter, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 4, 2015	/s/ CHRISTOPHER T. HUTTER
Christopher T. Hutter
Executive Vice President and Chief Financial Officer